Exhibit 99.1

                        Press Release Dated June 22, 2004
                        ---------------------------------

Kirin and Geron Announce Settlement of Lawsuit

    MENLO PARK, Calif.--(BUSINESS WIRE)--June 22, 2004--Kirin Brewery Co., Ltd. and Geron Corporation (Nasdaq:GERN) announced today that they have amicably resolved the litigation between them. The settlement does not involve any payment by either party to the other and has no effect on the existing license agreement between Geron and Merix Bioscience, Inc. and the lawsuit is being dismissed. With resolution of the litigation, Kirin has entered into a worldwide collaboration with Merix for researching, developing and commercializing cell therapies using dendritic cells.
    Kirin, located in Tokyo, Japan, is the 8th largest brewery in the world. Its Pharmaceutical Division focuses on kidney diseases, cancers (including hematopoietic diseases), and immune-system/allergy-related diseases and has recently been focused on the areas of cell therapy and fully human antibodies.
    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology constitute forward-looking statements involving risks and uncertainties, including, without limitation, litigation risks, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for additional capital, need for regulatory approvals or clearances, and the maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended March 31, 2004.

    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765
             or
             Kirin Brewery Co., Ltd.
             Media Section
             Corporate Communication Department, +81-3-5540-3450